Company Contact:	Investor Contact:
AboveNet, Inc.	Lippert/Heilshorn & Associates, Inc
Jeffrey Garte	Jody Burfening
Director, Corporate Development	212-838-3777
914-421-6700	jburfening@lhai.com
jgarte@above.net

AboveNet Reports First Quarter 2011 Adjusted EBITDA of $51.5 Million
on Revenue of $114.4 Million

White Plains, N.Y., May 5, 2011 — AboveNet, Inc. (NYSE: ABVT), a leading provider of high bandwidth connectivity solutions, announced results for the first quarter of 2011.

“We had a solid start to the year, maintaining strong revenue and Adjusted EBITDA growth. While revenue for the 2011 quarter was boosted by unusually high equipment sales and contract termination revenue, we delivered healthy revenue growth from our lit services and fiber infrastructure services of 14.4% over last year’s first quarter,” said Bill LaPerch, Chief Executive Officer of AboveNet. “The proliferation of data-intensive applications in and around the cloud continues to fuel demand for our high bandwidth services. We are successfully capturing opportunities to support our customers’ growing bandwidth needs and adding new customers across all of our verticals.”

“In 2011, we are focused on building out and enhancing our existing Tier 1 market footprint,” added Mr. LaPerch. “As we add more data centers and cloud ecosystems to our network, we are continuously enlarging our addressable market and further leveraging our network assets. As a premier provider of high bandwidth infrastructure distinguished by our high-speed, low-latency, scalable services, we remain well positioned to meet the growing connectivity needs of enterprises in the U.S. and Europe.”

First Quarter 2011 Highlights
•	Revenue for the first quarter of 2011 was $114.4 million, a 17.7% increase from $97.2 million for the first quarter of 2010.
•
Revenue from domestic metro services for the first quarter of 2011 totaled $31.4 million, an increase of 16.3% from $27.0 million for the first quarter of 2010. Revenue from domestic WAN services for the first quarter of 2011 was $22.6 million, an increase of 22.8% over the $18.4 million for the first quarter of the prior year. Revenue from domestic fiber infrastructure services for the first quarter of 2011 totaled $45.1 million, an increase of 9.5% from $41.2 million for the first quarter of 2011.

•	Adjusted EBITDA for the first quarter of 2011 was $51.5 million, compared to $42.6 million for the comparable 2010 quarter.
•	Cash used for capital expenditures for the first quarter of 2011 was $31.1 million, compared to $27.4 million for the first quarter of 2010.
•	Cash and cash equivalents at March 31, 2011 were $70.6 million, reflecting an increase of $9.0 million or 14.6% over the December 31, 2010 total of $61.6 million.

Financial Results for the Three Months Ended March 31, 2011
Revenue for the first quarter of 2011 was $114.4 million, a 17.7% increase from $97.2 million for the first quarter of 2010. Revenue included equipment sales of $2.4 million in the first quarter of 2011, compared to $0.4 million in the prior year quarter. Also included in revenue was contract termination revenue of $2.1 million for the first three months of 2011, compared to $1.0 million for the first quarter of the prior year. Excluding contract termination revenue from each period, quarterly revenue would have been $112.3 million and $96.2 million, respectively, an increase of $16.1 million, or 16.7%.

For the first quarter of 2011, revenue from domestic operations was $103.8 million, compared to $88.1 million for the first quarter of 2010. Revenue from domestic metro services for the first quarter of 2011 totaled $31.4 million, up 16.3% from $27.0 million for the first quarter of the prior year. Revenue from domestic WAN services for the first quarter of 2011 was $22.6 million, an increase of 22.8% from $18.4 million for the three months ended March 31, 2010. Revenue from domestic fiber infrastructure services for the first quarter of 2011 totaled $45.1 million, an increase of 9.5% from $41.2 million for the first quarter of the prior year. Revenue from our foreign operations, primarily in the U.K., for the first quarter of 2011 was $10.6 million, an increase of 16.5% from $9.1 million for the first quarter of 2009. This increase is primarily due to year over year increases in services provided and the 2.5% increase in the translation rate of the British pound to the dollar quarter over quarter.

Costs of revenue for the first quarter of 2011 were $40.2 million, an increase of 21.5% from $33.1 million for the first quarter of 2010. The increase in costs of revenue primarily reflects increased payroll-related expenses, third party network costs, amounts re-billed to customers for equipment sales and an increase in maintenance and repair charges. Selling, general and administrative expenses for the first quarter of 2011 were $29.8 million, an increase of 26.3% from $23.6 million for the first quarter of the prior year. This quarterly increase is primarily attributed to an increase of $5.0 million for non-cash stock based compensation expense. The balance of the increase is attributed to sales commissions, third party commissions and professional fees. Depreciation and amortization expense for the first quarter of 2011 was $18.3 million, compared to $15.5 million for the comparable quarter of 2010, which represents an increase of 18.1%. This increase is due to additions to property and equipment as we continue to invest in our network to meet the existing and future needs of our customers.

Operating income for the first quarter of 2011 was $26.1 million, a 4.4% increase from $25.0 million for the first three months of 2010, reflecting the effect of the increases in the components of operating income discussed above. Net income for the first quarter of 2011 was $14.5 million, or $0.54 per diluted share, compared to $13.6 million, or $0.52 per diluted share, for the first quarter of 2010. The income tax provision for the first quarter of 2011 was $9.7 million which approximated the $9.6 million provision recorded during the first quarter of 2010. The income tax provision in each period is substantially non-cash.

Adjusted EBITDA for the first quarter of 2011 was $51.5 million, compared to $42.6 million for the first quarter of 2010. Adjusted EBITDA Margin for the first quarter of 2011 was 45.0%, compared to 43.8% for the first three months of the prior year.

Guidance
The Company’s revenue guidance for 2011 remains at $460 million - $470 million. The Company’s guidance for its projected Adjusted EBITDA Margin for the full year 2011 remains approximately in line with the full year 2010 actual Adjusted EBITDA Margin. The Company’s guidance for full year 2011 for cash used for capital expenditures remains at $140 million - $150 million. Management stated that Adjusted EBITDA is expected to exceed cash used for capital expenditures in full year 2011.

Non-GAAP Financial Measures
“Adjusted EBITDA” is defined as net income before provision for (benefit from) income taxes, other income/expense, interest income/expense, gain on reversal of foreign currency translation adjustments from liquidation of subsidiaries, income/loss from discontinued operations, gain/loss on asset dispositions, depreciation and amortization, and non-cash based stock compensation. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margin are not intended to replace operating income (loss), net income (loss), cash flow and other measures of financial performance and liquidity reported in accordance with accounting principles generally accepted in the United States. Rather, Adjusted EBITDA and Adjusted EBITDA Margin are measures of operating performance that investors may consider in addition to such measures. AboveNet’s management believes that adjusted or modified EBITDA and its related margin are measures of operating performance that are commonly reported and widely used by analysts, investors, and other interested parties in the telecommunications industry because they eliminate many differences in financial, capitalization, and tax structures, as well as certain non-cash and non-operating charges to earnings. AboveNet’s management currently uses Adjusted EBITDA and Adjusted EBITDA Margin for these purposes. AboveNet’s management believes that Adjusted EBITDA and Adjusted EBITDA Margin trends can be used as indicators of whether the Company’s operations are able to produce sufficient operating cash flow to fund working capital needs, service debt obligations and fund capital expenditures.

Adjusted EBITDA is also used by the Company for other purposes, including, management’s assessment of ongoing operations and as a measure for performance-based compensation. However, the definition of adjusted EBITDA for other purposes may differ from the definition of Adjusted EBITDA used herein. For example, for 2009 and 2010 the definition of adjusted EBITDA in the Company’s incentive cash bonus plan excluded certain customer termination fees. Additionally, Adjusted EBITDA as used in this press release may not be calculated identically to similarly titled measures reported by other companies. The Company also reviews revenue, net of contract termination revenue as well as revenue in local currency. Revenue, net of contract termination revenue shows the change in the Company’s recurring revenue from period to period excluding the impact of non-recurring contract termination revenue. Revenue in local currency shows the changes of foreign subsidiary revenue without the impact of currency fluctuations. Management believes these non-GAAP metrics provide helpful insight into revenue trends.

Conference Call
AboveNet will hold a conference call to report first quarter 2011 results at 10:00 a.m. ET today, May 5, 2011. The dial in number for the call is 866-394-9472, conference ID 61362438. The call is also being webcast with an accompanying presentation, which can be accessed at http://investors.above.net. A replay of the call will be available from 1:00 p.m. ET on May 5 until 11:59 p.m. ET on May 12. To listen to the telephone replay in the U.S., please dial 800-642-1687 and for international callers, please dial 706-645-9291. The conference ID is the same as above. The webcast and the slide presentation will also be archived in the investor relations section of AboveNet's website for 90 days.

About AboveNet, Inc.
AboveNet, Inc. is a leading provider of high bandwidth connectivity solutions for businesses and carriers. Its private optical network delivers key network and IP services in and among top U.S. and European markets. AboveNet's network is widely used in demanding markets such as financial and legal services, media, health care, retail and government.

Forward Looking Statements
Statements made in this press release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. We cannot assure you that the future results expressed or implied by the forward-looking statements will be achieved. Such statements are based on the current expectations and beliefs of the management of AboveNet, Inc. and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, industry competition, pricing and macro-economic conditions and the Company's financial and operating prospects. The Company's business could be materially adversely affected and the trading price of the Company's common stock could decline if these risks and uncertainties develop into actual events. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. A more detailed discussion of factors that may affect the Company's business and future financial results is included in the Company's SEC filings, including, but not limited to, those described in “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K for the year ended December 31, 2010. We discuss certain non-GAAP financial measures in this press release and provide the GAAP financial measures that correspond to such non-GAAP measures, as well as the reconciliation between the two.

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share information)

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$70.6	$61.6
Restricted cash and cash equivalents	4.7	3.7
Accounts receivable, net of allowances for doubtful accounts of $1.9 and $1.8 at March 31, 2011 and December 31, 2010, respectively	31.4	27.5
Prepaid costs and other current assets	12.2	14.8
Total current assets	118.9	107.6

Property and equipment, net of accumulated depreciation and amortization of $304.3 and $285.3 at March 31, 2011 and December 31, 2010, respectively	554.0	540.8
Deferred tax assets	139.9	149.7
Other assets	14.0	9.7
Total assets	$826.8	$807.8

LIABILITIES:
Current liabilities:
Accounts payable	$10.5	$9.4
Accrued expenses	67.1	71.8
Deferred revenue - current portion	24.3	27.3
Note payable - current portion	-	7.6
Total current liabilities	101.9	116.1

Note payable	55.0	42.1
Deferred revenue	84.9	87.0
Other long-term liabilities	9.9	10.1
Total liabilities	251.7	255.3

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock, 9,500,000 shares authorized, $0.01 par value, none issued or outstanding	—	—
Junior preferred stock, 500,000 shares authorized, $0.01 par value, none issued or outstanding	—	—
Common stock, 200,000,000 shares authorized, $0.01 par value, 26,446,136 issued and 25,816,658 outstanding at March 31, 2011 and 26,422,885 issued and 25,799,358 outstanding at December 31, 2010	0.3	0.3
Additional paid-in capital	339.6	332.4
Treasury stock at cost, 629,478 and 623,527 shares at March 31, 2011 and December 31, 2010, respectively	(23.1)	(22.8)
Accumulated other comprehensive loss	(8.0)	(9.2)
Retained earnings	266.3	251.8
Total shareholders’ equity	575.1	552.5
Total liabilities and shareholders’ equity	$826.8	$807.8

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share information)

(Unaudited)

	Three Months Ended March 31,
	2011	2010

Revenue	$114.4	$97.2

Costs of revenue (excluding depreciation and amortization, shown separately below)	40.2	33.1
Selling, general and administrative expenses	29.8	23.6
Depreciation and amortization	18.3	15.5

Operating income	26.1	25.0

Other income (expense):
Interest expense	(1.2)	(1.2)
Other expense, net	(0.7)	(0.6)

Income before income taxes	24.2	23.2

Provision for income taxes	9.7	9.6

Net income	$14.5	$13.6

Income per share, basic:
Basic income per share	$0.56	$0.55

Weighted average number of common shares	25,803,904	24,944,514

Income per share, diluted:
Diluted income per share	$0.54	$0.52

Weighted average number of common shares	26,772,811	26,218,755

ABOVENET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Cash flows provided by operating activities:
Net income	$14.5	$13.6
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	18.3	15.5
Gain on sale or disposition of property and equipment, net	—	(0.1)
Non-cash stock-based compensation expense	7.1	2.1
Provision for bad debts	0.1	0.1
Change in deferred tax assets	9.5	9.5
Changes in operating working capital:
Accounts receivable	(3.9)	(0.9)
Prepaid costs and other current assets	2.7	(0.6)
Other assets	1.3	0.2
Accounts payable	(1.8)	(3.9)
Accrued expenses	(2.2)	(3.7)
Deferred revenue and other long-term liabilities	(4.8)	(1.8)
Net cash provided by operating activities	40.8	30.0

Cash flows used in investing activities:
Proceeds from sales of property and equipment	—	0.2
Purchases of property and equipment	(31.1)	(27.4)
Net cash used in investing activities	(31.1)	(27.2)

Cash flows used in financing activities:
Proceeds from borrowing under $250 Million Secured Revolving Credit Facility, net of debt acquisition costs	50.0	—
Proceeds from exercise of options to purchase shares of common stock	0.1	0.1
Proceeds from exercise of warrants	—	1.2
Change in restricted cash and cash equivalents	(1.0)	—
Principal payment - note payable	(49.7)	(1.9)
Principal payment - capital lease obligation	(0.2)	—
Purchase of treasury stock	(0.3)	(0.3)
Net cash used in financing activities	(1.1)	(0.9)
Effect of exchange rates on cash	0.4	(0.5)
Net increase in cash and cash equivalents	9.0	1.4
Cash and cash equivalents, beginning of period	61.6	165.3
Cash and cash equivalents, end of period	$70.6	$166.7

Supplemental cash flow information:
Cash paid for interest	$0.6	$0.8
Cash paid for income taxes	$1.1	$0.3

Supplemental non-cash financing activities:
Issuance of shares of common stock in cashless exercise of stock purchase warrants	$—	$3.9
Non-cash purchase of shares into treasury in cashless exercise of stock purchase warrants	$—	$3.9

ABOVENET, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollars in millions)

(Unaudited)

	Three Months Ended March 31,
	2011	2010

Reconciliation of Net Income to Adjusted EBITDA

NET INCOME	$14.5	$13.6
Interest expense	1.2	1.2
Other expense, net	0.7	0.6
Provision for income taxes	9.7	9.6

OPERATING INCOME	26.1	25.0

Depreciation and amortization	18.3	15.5
Non-cash stock-based compensation	7.1	2.1

Adjusted EBITDA	$51.5	$42.6

Calculation of Adjusted EBITDA Margin

Adjusted EBITDA	$51.5	$42.6
Revenue	$114.4	$97.2
Adjusted EBITDA Margin	45.0%	43.8%

Reconciliation of Revenue to Revenue, Net of Contract Termination Revenue

Revenue	$114.4	$97.2
Less: Contract Termination Revenue	(2.1)	(1.0)

Revenue, Net of Contract Termination Revenue	$112.3	$96.2